Exhibit 2








              AGREEMENT AND PLAN OF MERGER

                          AMONG

           KANSAS CITY POWER & LIGHT COMPANY,

            GREAT PLAINS ENERGY INCORPORATED

                           AND

              KCPL MERGER SUB INCORPORATED



               DATED AS OF OCTOBER 1, 2001








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              AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Merger
Agreement"), dated as of October 1, 2001, is among Kansas
City Power & Light Company, a Missouri corporation
("KCPL"), Great Plains Energy Incorporated, a Missouri corporation ("GPE") and a direct, wholly owned subsidiary of KCPL, and KCPL Merger Sub Incorporated, a Missouri corporation ("Merger Sub") and a direct, wholly owned subsidiary of GPE.

                    R E C I T A L S:

          WHEREAS, KCPL had authorized capital stock consisting of (i) 150,000,000 shares of common stock, no par value ("KCPL Common Stock"), of which, as of the date hereof, 61,908,726 shares are issued and outstanding and 10,916 shares were held in KCPL's treasury; (ii) 100,000 shares of 3.80% cumulative preferred stock, par value
$100 per share ("KCPL 3.80% Preferred"), of which 100,000
shares are outstanding on the date hereof; (iii) 100,000 shares of 4.50% cumulative preferred stock, par value
$100 per share ("KCPL 4.50% Preferred"), of which 100,000
shares are outstanding on the date hereof; (iv) 70,000 shares of 4.20% cumulative preferred stock, par value
$100 per share ("KCPL 4.20% Preferred"), of which 70,000 shares are outstanding on the date hereof; and (v)
120,000 shares of 4.35% cumulative preferred stock, par value $100 per share ("KCPL 4.35% Preferred" and, together with KCPL 3.80% Preferred, KCPL 4.50% Preferred and KCPL 4.20% Preferred, but excluding KCPL 4%
Preferred, the "KCPL Preferred"), of which 120,000 shares are outstanding on the date hereof; and

          WHEREAS, GPE had authorized capital stock consisting of (i) 150,000,000 shares of common stock, no par value (the "GPE Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury, and (ii) 100,000 shares of 3.80% cumulative preferred stock, par value $100 per share (the "GPE 3.80%
Preferred"), of which no shares are outstanding; (iii)
100,000 shares of 4.50% cumulative preferred stock, par value $100 per share (the "GPE 4.50% Preferred"), of which no shares are outstanding; (iv) 70,000 shares of 4.20% cumulative preferred stock, par value $100 per share (the "GPE 4.20% Preferred"), of which no shares are outstanding; and (v) 120,000 shares of 4.35% cumulative preferred stock, par value $100 per share (the "GPE 4.35%
Preferred" and, together with the GPE 3.80% Preferred, the GPE 4.50% Preferred and the GPE 4.20% Preferred, the
"GPE Preferred"), of which no shares are outstanding; and

          WHEREAS, as of the date hereof, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, no par value (the "Merger

Sub Common Stock"), of which one share is issued and outstanding on the date hereof and owned by GPE; and

          WHEREAS, the designations, rights and
preferences, and the qualifications, limitations and restrictions thereof, of the GPE Common Stock, the GPE
3.80% Preferred, the GPE 4.50% Preferred, the GPE 4.20%
Preferred and the GPE 4.35% Preferred, are the same as those of KCPL Common Stock, KCPL 3.80% Preferred, KCPL
4.50% Preferred, KCPL 4.20% Preferred and KCPL 4.35%
Preferred, respectively; and

          WHEREAS, the Articles of Incorporation of GPE
(the "GPE Charter") and the By-laws of GPE (the "GPE By-laws") in effect immediately after the Effective Date (as hereinafter defined) will contain provisions identical to the Restated Articles of Consolidation of KCPL (the "KCPL
Charter") and By-laws of KCPL (the "KCPL By-laws") in effect immediately before the Effective Date (other than with respect to matters excepted by Section 351.448.1(4) of the Missouri General and Business Corporation Law (the
"MGBCL")); and

          WHEREAS, the directors and officers of KCPL immediately prior to the Merger (as hereinafter defined) will be the directors and officers of GPE as of the Effective Date; and

          WHEREAS, GPE and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated; and

          WHEREAS, KCPL desires to create a new holding company structure by merging Merger Sub with and into KCPL, with KCPL continuing as the surviving corporation of such merger, and each outstanding share (or any fraction thereof) of KCPL Common Stock, KCPL 3.80%
Preferred, KCPL 4.50% Preferred, KCPL 4.20% Preferred and
KCPL 4.35% Preferred, being converted in such merger into a like number of shares of GPE Common Stock, the GPE
3.80% Preferred, the GPE 4.50% Preferred, the GPE 4.20%
Preferred and the GPE 4.35% Preferred, respectively, all in accordance with the terms of this Merger Agreement
(the "Merger"); and

          WHEREAS, the Boards of Directors of GPE and KCPL have approved this Merger Agreement and the Merger upon the terms and subject to the conditions set forth in this Merger Agreement.

          NOW, THEREFORE, in consideration of the
premises and the covenants and agreements contained in this Merger Agreement, and intending to be legally bound hereby, KCPL, GPE and Merger Sub hereby agree as follows:


                        ARTICLE I

                       THE MERGER

          SECTION 1.1    THE MERGER.    In accordance
with Section 351.448 of the MGBCL and subject to and upon the terms and conditions of this Merger Agreement, Merger
Sub shall, on the Effective Date, be merged with and into KCPL, the separate corporate existence of Merger Sub shall cease and KCPL shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 1.2    EFFECTIVE DATE.     The parties
shall file articles of merger with respect to the Merger
(the "Articles of Merger"), executed in accordance with the relevant provisions of the MGBCL, and with this Merger Agreement attached thereto, with the Secretary of State of the State of Missouri, and shall make all other filings or recordings required under the MGBCL to effectuate the Merger. The Merger shall become effective upon issuance of the certificate of merger by the Secretary of State of the State of Missouri (the date of such filing shall hereinafter be referred to as the "Effective Date").

          SECTION 1.3  RESTATED ARTICLES OF INCORPORATION OF
SURVIVING CORPORATION. From and after the Effective Date,
KCPL's Restated Articles of Incorporation, as in effect immediately prior to the Effective Date, shall be the Restated Articles of Incorporation of the Surviving Corporation, except with such changes as are permitted by Section 351.448.1(7) of the MGBCL
(the "Surviving Corporation's Charter") until thereafter amended as provided by law; provided, however, that, from and after the Effective Date:

          (a)  Article Third thereof shall be amended
so as to read in its entirety as follows:

               "The amount of authorized
          capital stock of the Company is One
          Thousand (1,000) shares of Common
          Stock without par value.

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

               a.   Dividends.  Subject to the
          limitations in this ARTICLE THIRD set
          forth, dividends may be paid on the
          Common Stock out of any funds legally
          available for the purpose, when and
          as declared by the Board of
          Directors.

               b.   Liquidation Rights.  In the
          event of any liquidation or
          dissolution of the Company, after
          there shall have been paid to or set
          aside for the holders of outstanding
          shares having superior liquidation
          preferences to Common Stock the full
          preferential amounts to which they
          are respectively entitled, the
          holders of outstanding shares of
          Common Stock shall be entitled to
          receive pro rata, according to the
          number of shares held by each, the
          remaining assets of the Company
          available for distribution.

               c.   Voting Rights.  Except as
          set forth in this ARTICLE THIRD or as
          by statute otherwise mandatorily
          provided, the holders of the Common
          Stock shall exclusively possess full
          voting powers for the election of
          Directors and for all other purposes.

               d.   No Preemptive Rights.  No
          holders of outstanding shares of
          Common Stock shall have any
          preemptive right to subscribe for or
          acquire any shares of stock or any
          securities of any kind hereafter
          issued by the Company.

               e.   Consideration for Shares.
          Subject to applicable law, the shares
          of the Company, now or hereafter
          authorized, may be issued for such
          consideration as may be fixed from
          time to time by the Board of
          Directors.  Subject to applicable law
          and to the provisions of this ARTICLE
          THIRD, shares of the Company issued
          and thereafter acquired the Company
          may be disposed of by the Company for
          such consideration as may be fixed
          from time to time by the Board of
          Directors.

               f.   Crediting Consideration to
          Capital.  The entire consideration
          hereafter received upon the issuance
          of shares of Common Stock without par
          value shall be credited to capital,
          and this requirement may not be
          eliminated or amended without the
          affirmative vote of consent of the
          holders of two-thirds of the
          outstanding Common Stock.

          (b)  A new Article Fourteenth shall be added
thereto which shall be and read in its entirety as follows:

               "ARTICLE FOURTEENTH.  Any act or
          transaction by or involving the Company
          that requires for its adoption pursuant to Chapter 351 of the Missouri General and
          Business Corporation Law or these Restated
          Articles of Incorporation the approval of the shareholders of the Company shall, pursuant to Section 351.448 of the Missouri General and Business Corporation
          Law, require, in addition, the approval of the shareholders of Great Plains Energy
          Incorporated, a Missouri corporation, or any successor thereto by merger, by the same vote as is required pursuant to Chapter 351 of the Missouri General and
          Business Corporation Law or the Restated
          Articles of Incorporation of the Company."

          SECTION 1.4   BY-LAWS OF SURVIVING
CORPORATION. From and after the Effective Date, the By-laws of KCPL, as in effect immediately prior to the Effective Date, shall constitute the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          SECTION 1.5    DIRECTORS OF SURVIVING
CORPORATION.   The directors of KCPL in office
immediately prior to the Effective Date shall be the initial directors of the Surviving Corporation and will hold office from the Effective Date until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's By-laws, or as otherwise provided by law.

          SECTION 1.6    OFFICERS OF SURVIVING
CORPORATION.   The officers of KCPL in office immediately
prior to the Effective Date shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's By-laws, or as otherwise provided by law.

          SECTION 1.7    ADDITIONAL ACTIONS. Subject to
the terms of this Merger Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or KCPL acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and KCPL, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and KCPL or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

          SECTION 1.8    CONVERSION OF SECURITIES.     On
the Effective Date, by virtue of the Merger and without any action on the part of GPE, Merger Sub, KCPL or the holder of any of the following securities:

               (a)  CONVERSION OF KCPL COMMON STOCK. Each
     share of KCPL Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of GPE
     Common Stock.

               (b)  CONVERSION OF KCPL COMMON STOCK IN
     TREASURY. Each share of KCPL Common Stock issued but held by KCPL in its treasury immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and non-assessable share of GPE Common Stock held in such entity's treasury after the Effective Date.

               (c)  CONVERSION OF KCPL 3.80% PREFERRED.
     Each share of KCPL 3.80% Preferred issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of GPE 3.80% Preferred.

               (d)  CONVERSION OF KCPL 4.50% PREFERRED.
     Each share of KCPL 4.50% Preferred issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of GPE 4.50% Preferred.

               (e)  CONVERSION OF KCPL 4.20% PREFERRED.
     Each share of KCPL 4.20% Preferred issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of GPE 4.20% Preferred.

               (f)  CONVERSION OF KCPL 4.35% PREFERRED.
     Each share of KCPL 4.35% Preferred issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of GPE 4.35% Preferred.

               (g)  CONVERSION OF CAPITAL STOCK OF MERGER
     SUB. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective
     Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

               (h)  CANCELLATION OF CAPITAL STOCK OF GPE.
     Each share of GPE Common Stock that is owned by KCPL immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

               (i)  RIGHTS OF CERTIFICATE HOLDERS.  From
     and after the Effective Date, holders of certificates formerly evidencing KCPL Common Stock or KCPL Preferred shall cease to have any rights as shareholders of KCPL, except as provided by law;
     provided, however, that such holders shall have the rights set forth in Section 1.10 herein.

          SECTION 1.9    STOCK OPTIONS AND EQUITY-BASED
AWARDS.   (a)  On the Effective Date, automatically and
without any action on the part of KCPL, GPE, Merger Sub or the holders of any options to acquire shares of KCPL
Common Stock (the "KCPL Stock Options"), or the holders of any other equity-based award of KCPL, (i) GPE will assume each KCPL Stock Option and each other equity-based award of KCPL which is outstanding immediately prior to the Effective Date, (ii) each such KCPL Stock Option will become an option to purchase a number of shares of GPE
Common Stock equal to the number of shares of KCPL Common
Stock issuable upon the exercise of such KCPL Stock
Option, and otherwise upon the same terms and conditions as such KCPL Stock Option and (iii) each such other equity-based award of KCPL will become a similar equity-based award with respect to a number of shares of GPE
Common Stock equal to the number of shares of KCPL Common
Stock subject to such equity-based award, and otherwise upon the same terms and conditions as such equity-based award.

          (b) Upon the consummation of the Merger, GPE shall assume sponsorship of and all obligations of KCPL under the Dividend Reinvestment and Direct Stock Purchase
Plan and all employee benefit plans of KCPL, including but not limited to KCPL's Long-Term Incentive Plan, Long- and Short-Term Incentive Compensation Plan, Supplemental
Executive Retirement Plan and Nonqualified Deferred
Compensation Plan, and all retirement, medical, dental, long-term disability, short-term disability, life insurance, flexible spending account and any other such benefit plans and programs of KCPL.

          SECTION 1.10   SURRENDER OF CERTIFICATES.
(a) Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the Effective
Date, evidenced KCPL Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of GPE Common Stock into which such shares of KCPL Common Stock were converted pursuant to the provisions of Section 1.8 (a) and (b) herein.

          (b) Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced KCPL 3.80% Preferred, KCPL
4.50% Preferred, KCPL 4.20% Preferred or KCPL 4.35%
Preferred, as the case may be, shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of the GPE 3.80%
Preferred, GPE 4.50% Preferred, GPE 4.20% Preferred or
GPE 4.35% Preferred, as the case may be, into which such shares of KCPL Preferred were converted pursuant to the provisions of Sections 1.8 (c), (d), (e) or (f) herein, as the case may be.


                       ARTICLE II

                 ACTIONS TO BE TAKEN IN
               CONNECTION WITH THE MERGER

          SECTION 2.1 LISTING OF CERTAIN GPE CAPITAL STOCK. KCPL shall use its reasonable efforts to cause the GPE Common Stock, GPE 3.80% Preferred, GPE 4.50% Preferred and GPE 4.35% Preferred to be issued pursuant to the Merger to be approved for listing on the New York Stock Exchange (the "NYSE") prior to the Effective Date, subject to official notice of issuance.

          SECTION 2.2 PROCUREMENT OF CUSIP NUMBERS. On or prior to the Effective Date, GPE will use reasonable efforts to procure a new CUSIP number for the GPE Common Stock, for each series of GPE Preferred and for any other securities which so require new CUSIP numbers in connection with the Merger.

          SECTION 2.3    APPLICATION FOR REGULATORY
APPROVALS.     Prior to the Effective Date, KCPL shall
apply for, and use reasonable efforts to obtain, the following regulatory approvals and orders (the
"Regulatory Approvals") for the Merger: (1) all necessary approvals from the Kansas Corporation Commission under Chapter 66 of the Kansas Statutes Annotated; (2) all necessary approvals from the Missouri Public Service
Commission under Chapter 393 of the Missouri Revised
Statutes; (3) all necessary approvals from the Federal
Energy Regulatory Commission under the Federal Power Act;
(4) all necessary approvals from the Nuclear Regulatory
Commission under the Atomic Energy Act; and (5) an order from the Securities and Exchange Commission ("SEC"), in form and substance reasonably acceptable to KCPL, authorizing GPE and its subsidiaries to engage in such transactions subject to SEC jurisdiction under the Public
Utility Holding Company Act of 1935 ("PUHCA") as KCPL deems necessary for the normal operation of GPE' utility holding company system following GPE's registration with the SEC under Section 5 of PUHCA, including, but not limited to, financing transactions subject to SEC jurisdiction under Sections 6 and 7 of PUHCA and acquisitions subject to SEC jurisdiction under Sections 9 and 10 of PUHCA.


                       ARTICLE III

                  CONDITIONS OF MERGER

          SECTION 3.1    CONDITIONS PRECEDENT.    The
obligations of the parties to this Merger Agreement to consummate the Merger and the transactions contemplated by this Merger Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

          (a)  Prior to the Effective Date, the GPE Common
Stock, GPE 3.80% Preferred, GPE 4.50% Preferred and GPE
4.35% Preferred to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the NYSE.

          (b)  On the Effective Date, Skadden, Arps,
Slate, Meagher & Flom LLP, special tax counsel to KCPL, shall render an opinion to the Board of Directors of KCPL, in form and substance reasonably satisfactory to KCPL, on the basis of certain facts, representations and assumptions set forth in such opinion, to the effect that for federal income tax purposes (i) the Merger will qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended; (ii) no gain or loss will be recognized by the shareholders of KCPL upon receipt of the GPE Common Stock, GPE 3.80%
Preferred, GPE 4.50% Preferred, GPE 4.20% Preferred or
GPE 4.35% Preferred as the case may be, in exchange for their shares of KCPL Common Stock, KCPL 3.80% Preferred,
KCPL 4.50% Preferred, KCPL 4.20% Preferred or KCPL
Preferred 4.35%, as the case may be, pursuant to the Merger; (iii) the tax basis of the shares of GPE Common
Stock, GPE 3.80% Preferred, GPE 4.50% Preferred, GPE
4.20% Preferred or GPE 4.35% Preferred, as the case may be, to be received by KCPL's shareholders pursuant to the Merger Agreement will be the same as their tax basis in KCPL Common Stock, KCPL 3.80% Preferred, KCPL 4.50%
Preferred, KCPL 4.20% Preferred or KCPL 4.35% Preferred, as the case may be, converted or exchanged therefor; and
(iv) the holding period of the GPE Common Stock, GPE
3.80% Preferred, GPE 4.50% Preferred, GPE 4.20% Preferred or GPE 4.35% Preferred, as the case may be, to be received by each of KCPL's shareholders pursuant to the Merger Agreement will include the holding period of KCPL
Common Stock, KCPL 3.80% Preferred, KCPL 4.50% Preferred,
KCPL 4.20% Preferred or KCPL 4.35% Preferred, as the case may be, converted or exchanged therefor, provided that such KCPL Common Stock, KCPL 3.80% Preferred, KCPL 4.50%
Preferred, KCPL 4.20% Preferred or KCPL 4.35% Preferred, as the case may be, is held as a capital asset in the hands of such shareholder at the time of the Merger. In rendering the opinion, such counsel may require and rely upon representations contained in certificates of officers of GPE and KCPL.

          (c)  Prior to the Effective Date, no order,
statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

          (d)  The KCPL and GPE shall have taken all
necessary corporate action to ensure that, immediately prior to the Effective Date, the GPE Charter (including with respect to authorized capital stock) and the GPE By-laws shall contain provisions identical to KCPL Charter and KCPL By-laws, respectively, in effect immediately prior to the Effective Date (other than with respect to matters excepted by Section 351.448.1(4) of the MGBCL).

          (e)  Prior to the Effective Date, the
Regulatory Approvals shall have been obtained, in form and substance satisfactory to the parties, and shall be final and nonappealable.


                       ARTICLE IV

                TERMINATION AND AMENDMENT

          SECTION 4.1    TERMINATION.   This Merger
Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the Board of Directors of KCPL, GPE or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its shareholders. In the event of such termination and abandonment, this Merger Agreement shall become void and neither KCPL, GPE or Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination and abandonment.

          SECTION 4.2    AMENDMENT.  This Merger Agreement
may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Merger Agreement.


                        ARTICLE V

                MISCELLANEOUS PROVISIONS

          SECTION 5.1   GOVERNING LAW. THIS MERGER AGREE
MENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF MISSOURI, REGARDLESS OF
THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE
PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 5.2   BINDING EFFECT AND
ASSIGNMENT. This Merger Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

          SECTION 5.3   THIRD PARTY BENEFICIARIES.
This Merger Agreement is not intended and shall not be construed to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies hereunder.

          SECTION 5.4   COUNTERPARTS.  This Merger
Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          SECTION 5.5   ENTIRE MERGER AGREEMENT.
This Merger Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          IN WITNESS WHEREOF, GPE, Merger Sub and KCPL have caused this Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                   KANSAS CITY POWER & LIGHT COMPANY

                   By:  /s/Andrea F. Bielsker
                        Andrea F. Bielsker
                        Vice President of Finance, Chief
                        Financial Officer and Treasurer



                   GREAT PLAINS ENERGY INCORPORATED

                   By:  /s/Bernard J. Beaudoin
                        Bernard J. Beaudoin
                        President



                   KCPL MERGER SUB INCORPORATED

                   By:  /s/Bernard J. Beaudoin
                        Bernard J. Beaudoin
                        President